Exhibit 2.6

Execution Copy

Exhibit H

JOINDER AGREEMENT

TO

BID IMPLEMENTATION AND BUSINESS COMBINATION AGREEMENT

This JOINDER AGREEMENT (the “Joinder Agreement”) is made and entered into effective as of _____, 2023 by the undersigned (the “Joining Party”) in accordance with and pursuant to that certain Bid Implementation and Business Combination Agreement, dated as of June 10, 2023 (the “BIBCA”), by and among Canna-Global Acquisition Corp, a Delaware corporation (“Purchaser”), J. Gerald Combs, solely in his capacity as the representative from and after the Effective Time (as defined in the BIBCA) for the stockholders of Purchaser in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), New Quantum Holdings Pty Ltd, a Australian private company with Australian Company Number (ACN) 628 253 743 (the “Company”), and Hyun Jong Chung, solely in his capacity as the representative from and after the Effective Time for the Company in accordance with the terms and conditions of this Agreement (the “Company Representative”). Each of Purchaser, the Purchaser Representative, the Company, and the Company Representative may be referred to herein as a “Party” or collectively, the “Parties”. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the BIBCA, a copy of which has been made available to the undersigned.

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby upon the terms and subject to the conditions of the BIBCA, the Company Shareholders shall become shareholders of Purchaser (the “Business Combination”); and

WHEREAS, as a condition and inducement to Purchaser’s willingness to enter into the BIBCA, simultaneously with the execution and delivery thereof, the Joining Party is required to become a party to the BIBCA by executing and delivering this Joinder Agreement, whereupon such Joining Party will be treated as a “Party” for all purposes of the BIBCA.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Joining Party agrees as follows:

1. Representations and Warranties. The Joining Party hereby represents and warrants, solely on the Joining Party’s own behalf, to Purchaser and the Company as follows as of the date of this Joinder Agreement and as of the Closing:

a. By its execution of this Joinder Agreement, the Joining Party (i) has received and read the BIBCA, (ii) holds or is acquiring the Company Shares in accordance with and subject to the terms and conditions of the BIBCA, (iii) shall be treated as a “Company Shareholder” under the BIBCA, with the same rights and obligations for all purposes under the BIBCA, and (iv) hereby accepts and agrees to be bound by, and subject to all of the terms and conditions of, the BIBCA and all documents, agreements and instruments delivered thereunder and pursuant thereto (the “Ancillary Documents”).

b. The Joining Party’s address set forth on the signature page is accurate and complete.

c. The Joining Party, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and it has all requisite power and authority or, if the Joining Party is an individual, has the legal capacity, to enter into this Agreement and to perform its, his or her covenants and obligations under this Agreement. If the Joining Party is an entity, the execution and delivery of this Agreement and the performance by the Joining Party of its covenants and obligations under this Agreement have been duly authorized by all necessary action on the part of the Joining Party and no further action is required on the part of the Joining Party to authorize this Agreement or the performance by the Joining Party of its covenants and obligations. This Joinder Agreement has been duly executed and delivered by the Joining Party and constitutes the valid and binding obligations of the Joining Party, enforceable against the Joining Party in accordance with its terms, except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a legal proceeding at law or in equity.

d. The execution and delivery of this Joinder Agreement by the undersigned shall have the same force and effect as the execution and delivery of the BIBCA by the undersigned and, upon receipt of this Joinder Agreement by the Parties, the signature of the undersigned set forth below shall constitute a counterpart signature to the BIBCA.

e. The Joining Party is the sole record and beneficial owner of the Company Shares. Such Company Shares owned by the Joining Party are not subject to any Liens (other than applicable community property interests (if any) and restrictions under applicable securities laws) or to any rights of first refusal of any kind, and the Joining Party has not granted any rights to purchase such Company Shares to any other person (other than rights of first refusal and repurchase rights in favor of the Company). The Joining Party has the sole right to vote such Joining Party’s Company Shares and has not deposited (or permitted the deposit of) any such Company Shares in a voting trust or granted any proxy or entered into any voting agreement with respect to any such Company Shares, and has not granted any other person any right whatsoever with respect to the voting or disposition of such Company Shares. Such Company Shares constitute all of the Company Shares owned, beneficially or of record, by the Joining Party, and, except for any Company Options held by the Joining Party as designated as being owned by the Joining Party underneath the Joining Party’s name on the signature page to this Joinder Agreement, the Joining Party has no options, warrants or other rights to acquire Company Shares.

f. There is no legal proceeding pending, or to the knowledge of the Joining Party, threatened, against the Joining Party, arising out of or relating to (i) the Joining Party’s beneficial ownership of Company Shares or rights to acquire Company Shares, (ii) the Joining Party’s capacity as a Shareholder or (iii) the transactions contemplated by the BIBCA.

g. No person has acted, directly or indirectly, as a broker, finder or financial advisor for the Joining Party in connection with the transactions contemplated by this Joinder Agreement and no Person is or will be entitled to any fee or commission or like payment, other than as set forth in the BIBCA.

2. Waiver and Release Regarding Prior Issuances. The Joining Party has certain notice and preemptive rights in connection with the issuance or transfer of Company Shares (including but not limited to anti-dilution rights, preemption/participation rights, rights of first refusal/offer, co-sale/tag-along rights, cash out rights, consent/approval rights, share/option vesting/conversion/exercise rights, rights with respect to non-compliances/breaches under any applicable laws, the Shareholders’ Agreement amongst the Company and the shareholders of the Company dated 31 October 2020 (the “Shareholders Agreement”), the governing documents of the Company and/or other agreement(s) we have entered into with the Company) the “Preemptive Rights”).

a. To the extent permissible under applicable laws, the Joining Party hereby:

i. represents and warrants that the Joining Party has not assigned any Preemptive Right to any Person;

ii. WAIVES, prospectively and retrospectively, as applicable, irrevocably and unconditionally (i) any and all of its the Preemptive Rights, as such rights relate to the issuance, transfer or sale of Company Shares prior to the date of the Business Combination (the “Prior Issuances”) or in connection with and as contemplated in the BIBCA (the “BIBCA Issuances”), and (ii) any and all breaches that may have occurred under any applicable laws, the Shareholders Agreement, the governing documents of the Company and/or other agreement(s) we have entered into with the Company as a result of or in connection with the Prior Issuance or the BIBCA Issuances; and

iii. on the Joining Party’s own behalf, and on behalf of the Joining Party’s affiliates and their and the Joining Party’s respective heirs, personal representatives, successors and assigns (the “Releasing Parties”), does hereby irrevocably, unconditionally, voluntarily, knowingly, fully, finally, and completely forever release, acquit and forever discharge the Company and its Subsidiaries, its past, present, and future parent companies, subsidiaries, and affiliates, and the past, present, and future, directors, managers, officers, employees, agents, representatives, successors, and assigns of each of the foregoing (collectively, the “Releasees”) from any and all claims, demands and causes of action, whether known or unknown, liquidated or contingent, relating to, arising out of or in any way connected with the Preemptive Rights attributable to the Prior Issuances or the BCA Issuances from the beginning of time through the Closing Date (the “Released Claims”).

b. The Joining Party acknowledges that the laws of many jurisdictions provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Joining Party acknowledges that such provisions are designed to protect a party from waiving claims which such party does not know exist or may exist, and, nonetheless, the Joining Party agrees that, effective as of the date hereof, the Joining Party shall waive any such provision.

c. The Joining Party further agrees that none of the Releasing Parties shall: (a) institute any legal proceeding or make any claim based upon, arising out of, or relating to any of the Released Claims; (b) participate, assist or cooperate in any such legal proceeding or claim; and (c) encourage, assist and/or solicit any other person to institute any such legal proceeding or claim. Notwithstanding anything herein to the contrary, the Joining Party acknowledges and agrees that nothing in this Section 2 shall operate as a release or discharge of any claims, rights or obligations arising under the BIBCA that are not otherwise Released Claims.

3. Any notice, demand or other communication under the BIBCA to the Joining Party shall be given thereto at the address set forth on the signature page to this Joinder Agreement in accordance with Section 12.1 of the BIBCA.

4. The Joining Party agrees that the Joining Party has been represented by counsel (or been afforded the opportunity to do so) during the negotiation and execution of this Joinder Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

5. The Parties are intended third party beneficiaries of this Joinder Agreement and shall be entitled to enforce this Joinder Agreement against the Joining Party in accordance with its terms.

6. If any provision of this Joinder Agreement, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Joinder Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties and the Joinder Party and such void or unenforceable provision of this Joinder Agreement shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

7. This Joinder Agreement shall terminate and be of no force or effect upon termination of the BIBCA.

8. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to any choice of law provisions.

9. This Joinder Agreement may be executed and delivered in two or more counterparts via electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by the Joining Party effective as of the first date written above.

JOINING PARTY:

Durand GWA Pty Ltd ATF Durand Retirement Fund (ACN 153 215 064)

By:
Name:	Denis John Durand
Title:	Director

Address for notices:

160 Dendy Street Brighton East VIC 3187 Australia

Email:	denis@fgwp.com.au

[Signature Page – Joinder Agreement]

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by the Joining Party effective as of the first date written above.

JOINING PARTY:

Durand Holdings (VIC) Pty Ltd (ACN 139 540 435)

By:
Name:	Denis John Durand
Title:	Director

Address for notices:

160 Dendy Street Brighton East VIC 3187 Australia

Email:	denis@fgwp.com.au

[Signature Page – Joinder Agreement]

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by the Joining Party effective as of the first date written above.

JOINING PARTY:

Mr. Hyun Jong Chung ATF Chung Family Trust

By:
Name:	Hyun Jong Chung
Title:	Director

Address for notices:

8 Sunden Way NORTH EPPING NSW 2121 Australia

Email:	jong@newquantum.com

[Signature Page – Joinder Agreement]

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by the Joining Party effective as of the first date written above.

JOINING PARTY:

NQ Nominees Pty. Ltd. ATF NQ Nominees Unit Trust (666 485 614)

By:
Name:	Hyun Jong Chung
Title:	Director
Email:	jong@newquantum.com

By:
Name:	Denis John Durand
Title:	Director
Email:	denis@fgwp.com.au

Address for notices:

8 Sunden Way NORTH ROCKS NSW 2151 Australia

[Signature Page – Joinder Agreement]

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by the Joining Party effective as of the first date written above.

JOINING PARTY:

Woodbridge Company Pty Ltd ATF Woodbridge Trust (609 752 801)

By:
Name:	Babar Ali
Title:	Founder & Technology Advisor

Address for notices:

79 Queen Street ASHFIELD NSW 2131 Australia

Email:	bali@newquantum.com

[Signature Page – Joinder Agreement]

Acknowledged and agreed as of the date hereof:

PURCHASER:

CANNA-GLOBAL ACQUISITION CORP

By:
Name:	J. Gerald Combs
Title:	Chief Executive Officer

PURCHASER REPRESENTATIVE:

J. GERALD COMBS

By:

[Signature Page – Joinder Agreement]

Acknowledged and agreed as of the date hereof:

COMPANY:

NEW QUANTUM HOLDINGS PTY LTD

By:
Name:	Hyun Jong Chung
Title:	Managing Director

COMPANY REPRESENTATIVE:

HYUN JONG CHUNG

By:

[Signature Page – Joinder Agreement]